Exhibit (a)(11)



                       ALLIANCEBERNSTEIN BOND FUND, INC.

                             ARTICLES SUPPLEMENTARY

      AllianceBernstein Bond Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

      FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of stock that the Corporation has authority to issue by 150,000,000,000 shares and, under a power contained in Article SEVENTH of the charter of the Corporation (the "Charter"), classifies and designates such additional shares as the following classes in the AllianceBernstein Emerging Markets Debt Portfolio, AllianceBernstein Emerging Markets Corporate Debt Portfolio, AllianceBernstein High Yield Portfolio, AllianceBernstein Mortgage Opportunities Portfolio and AllianceBernstein Credit Long/Short Portfolio (the "Portfolios"):


Name of Class                                Number of Shares
--------------                               ----------------
Class A Common Stock                         3,000,000,000
Class B Common Stock                         3,000,000,000
Class C Common Stock                         3,000,000,000
Advisor Class Common Stock                   3,000,000,000
Class R Common Stock                         3,000,000,000
Class K Common Stock                         3,000,000,000
Class I Common Stock                         3,000,000,000
Class Z Common Stock                         3,000,000,000
Class 1 Common Stock                         3,000,000,000
Class 2 Common Stock                         3,000,000,000


      SECOND: The shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock, Class K Common Stock, Class I Common Stock, Class Z Common Stock, Advisor Class Common Stock, Class 1 Common Stock and Class 2 Common Stock of the Portfolios, as so classified by the Board of Directors of the Corporation, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Charter except to the extent that any such provisions relate specifically only to other classes of Common Stock of the Corporation, and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

            (1) The assets attributable to the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock, Class K Common Stock, Class I Common Stock, Class Z Common Stock, Advisor Class Common Stock, Class 1 Common Stock and Class 2 Common Stock of the Portfolios shall be invested in the same investment portfolio of the Corporation.

            (2) Shares of each of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock, Class K Common Stock, Class I Common Stock, Class Z Common Stock, Advisor Class Common Stock, Class 1 Common Stock and Class 2 Common Stock of the Portfolios shall be entitled to such dividends or distributions, in stock or in cash or both, as may be authorized by the Board of Directors and declared by the Corporation from time to time with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock, Class K Common Stock, Class I Common Stock, Class Z Common Stock, Advisor Class Common Stock, Class 1 Common Stock and Class 2 Common Stock of the Portfolios shall be in such amounts, which may vary among the classes, as may be authorized by the Board of Directors and declared by the Corporation from time to time, and such dividends and distributions may vary among the classes of the Portfolios to reflect differing allocations of the expenses of the Corporation among the holders of the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors of the Corporation may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation and amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of the Portfolios among the various classes of the Portfolios shall be determined by the Board of Directors of the Corporation in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and realized and unrealized capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

            (3) Except as provided below, on each matter submitted to a vote of the holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock, Class K Common Stock, Class I Common Stock, Class Z Common Stock, Advisor Class Common Stock, Class 1 Common Stock or Class 2 Common Stock of the Portfolios, each such holder shall be entitled to one vote for each share standing in his or her name on the books of the Corporation. Subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, all such holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more (but less than all) classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, the holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock, Class K Common Stock, Class I Common Stock, Class Z Common Stock, Advisor Class Common Stock, Class 1 Common Stock and Class 2 Common Stock, respectively, of the Portfolios shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the applicable class of the Portfolios and (ii) no voting rights with respect to any other matter that affects one or more of such other classes of Common Stock, but not the class of which they are holders.

            (4) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder and applicable rules and regulations of the Financial Industry Regulatory Authority and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Portfolios or certain shares of a particular class of stock of the Portfolios may be automatically converted into shares of another class of stock of the Portfolios based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

      THIRD: A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 261,000,000,000 shares, the par value of each share of stock being $.001, with an aggregate par value of $261,000,000, classified as follows:


                                           Alliance-                                      Alliance-
           Alliance-       Alliance-       Bernstein                      Alliance-       Bernstein     Alliance-      Alliance-
           Bernstein       Bernstein       Municipal      Alliance-       Bernstein       Limited       Bernstein      Bernstein
           Intermediate    Bond            Bond           Bernstein       Short-Term      Duration      International  Government
Name of    Bond            Inflation       Inflation      Real Asset      Inflation       High Income   Bond           Reserves
Portfolio  Portfolio       Strategy        Strategy       Strategy        Strategy        Portfolio     Portfolio      Portfolio
---------  ----------      --------        ---------      ---------       ---------       ----------    ----------     ----------

Class A   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Class B   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Class C   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Advisor   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Class
Common
Stock

Class R   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Class K   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Class Z                                                  3,000,000,000
Common
Stock

Class I   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Class 1                   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Class 2                   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock


                  Alliance-          Alliance-
                  Bernstein          Bernstein
                  Tax-Aware          Floating Rate
Name of           Fixed-Income       Strategies
Portfolio         Portfolio          Fund
---------         ---------          -------------

Class A           3,000,000,000      3,000,000,000
Common Stock
Class B           3,000,000,000      3,000,000,000
Common Stock
Class C           3,000,000,000      3,000,000,000
Common Stock
Advisor Class     3,000,000,000      3,000,000,000
Common Stock
Class R                              3,000,000,000
Common Stock
Class K                              3,000,000,000
Common Stock
Class I                              3,000,000,000
Common Stock
Class Z                              3,000,000,000
Common Stock
Class 1           3,000,000,000      3,000,000,000
Common Stock
Class 2           3,000,000,000      3,000,000,000
Common Stock
                                     3,000,000,000

      B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 411,000,000,000 shares, the par value of each share of stock being $.001, with an aggregate par value of $411,000,000, classified as follows:


                                           Alliance-                                   Alliance-
           Alliance-       Alliance-       Bernstein                    Alliance-      Bernstein       Alliance-      Alliance-
           Bernstein       Bernstein       Municipal      Alliance-     Bernstein      Limited         Bernstein      Bernstein
           Intermediate    Bond            Bond           Bernstein     Short-Term     Duration        International  Government
Name of    Bond            Inflation       Inflation      Real Asset    Inflation      High Income     Bond           Reserves
Portfolio  Portfolio       Strategy        Strategy       Strategy      Strategy       Portfolio       Portfolio      Portfolio
---------  ----------      --------        ---------      ---------     ---------      ----------      ----------     ----------

Class A   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Class B   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Class C   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Advisor   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Class
Common
Stock

Class R   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Class K   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Class I   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Class Z                                                  3,000,000,000
Common
Stock

Class 1                   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

Class 2                   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000
Common
Stock

                                                       Alliance-
           Alliance-      Alliance-      Alliance-     Bernstein
           Bernstein      Bernstein      Bernstein     Emerging        Alliance-       Alliance-         Alliance-
           Tax-Aware      Floating       Emerging      Markets         Bernstein       Bernstein         Bernstein
           Fixed          Rate           Markets       Corporate       High            Mortgage          Credit
Name of    Income         Strategies     Debt          Debt            Yield           Opportunities     Long/Short
Portfolio  Portfolio      Fund           Portfolio     Portfolio       Portfolio       Portfolio         Portfolio
---------  ----------     ----------     -----------   -----------     -----------     ------------      ----------

Class A   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000
Common
Stock

Class B   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000
Common
Stock

Class C   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000
Common
Stock

Advisor   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000
Class
Common
Stock

Class R                   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000
Common
Stock

Class K                   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000
Stock

Class I                   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000
Common
Stock

Class Z                   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000
Common
Stock

Class 1   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000
Common
Stock

Class 2   3,000,000,000   3,000,000,000   3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000   3,000,000,000
Common
Stock


            FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

            FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

            SIXTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Charter.

      IN WITNESS WHEREOF, AllianceBernstein Bond Fund, Inc. has caused these Articles Supplementary to be executed in its name and on its behalf by Robert M. Keith, President of the Corporation, and attested by Stephen J. Laffey, the Assistant Secretary of the Corporation, this 6th day of February, 2014. The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under penalties for perjury.

                                             ALLIANCEBERNSTEIN BOND FUND, INC.

                                             By: /s/ Robert M. Keith
                                                 ------------------------------
                                                 Robert M. Keith
                                                 President


ATTEST:

/s/ Stephen J. Laffey
-------------------------------------
  Stephen J. Laffey
  Assistant Secretary